SunRay Malta Holdings Limited

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of

SunRay Malta Holdings Limited

We have audited the accompanying consolidated statements of financial position of SunRay Malta Holdings Limited and subsidiaries (the "Company") as of 30 June 2009 and 2008, and the related consolidated income statements, statements of comprehensive income, statements of changes in equity, and cash flow statements for the years then ended. These financial statements are the responsibility of the Company's Board of Directors. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the companies at 30 June 2009 and 2008, and the results of their operations and their cash flows for the years then ended in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

International Financial Reporting Standards vary in certain respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 28 to the consolidated financial statements.

/s/  Deloitte

Malta

11 June 2010

SunRay Malta Holdings Limited

Consolidated income statements

	Notes	Year ended 30.06.2009	Year ended 30.06.2008
		€	€
Research and development		4,655,091	348,379
General and administration		9,099,979	5,074,535
Impairment of property, plant and equipment	5	134,505	-
Total operating cost		13,889,575	5,422,914
Other (income) expenses
Interest income	6	(1,421,639)	(1,028,480)
Interest expense	7	897,796	1,327,482

Loss before tax	8	13,365,732	5,721,916
Income tax expense	9	341,518	318,478
Net loss for the year		13,707,250	6,040,394

Attributable to:
Equity holders of the Company		13,666,368	6,207,952
Non-controlling interest		40,882	(167,558)
		13,707,250	6,040,394

Consolidated statements of comprehensive income

Net loss for the year	13,707,250	6,040,394
Exchange differences in translation of foreign operations	(35,200)	14,726
Tax relating to components of other comprehensive income	-	-
Total comprehensive loss for the year	13,672,050	6,055,120

Attributable to:
Equity holders of the Company	13,631,168	6,222,678
Non-controlling interest	40,882	(167,558)
	13,672,050	6,055,120

SunRay Malta Holdings Limited

Consolidated statements of financial position

		30.06.2009	30.06.2008
	Notes	€	€
ASSETS
Non-current assets
Property, plant and equipment	10	14,402,942	128,439
Freehold land	11	3,195,009	-
Intangible assets	12	56,062	3,687
		17,654,013	132,126

Current assets
Receivables	13	2,893,529	6,711,378
Cash and cash equivalents	14	42,739,288	2,791,209
		45,632,817	9,502,587
Total assets		63,286,830	9,634,713
EQUITY AND LIABILITIES
Share capital	15	47,892,536	6,000,000
Share premium	16	2,373,478	2,373,478
Foreign currency translation reserve		20,474	(14,726)
Accumulated deficit		(20,353,077)	(6,686,709)

Total equity attributable to
equity holders of the company		29,933,411	1,672,043
Non-controlling interest		218,857	259,739
Total equity		30,152,268	1,931,782

Non-current liabilities
Deferred tax liabilities		8,448	6,005

Current liabilities
Trade and other payables	17	5,954,994	1,532,705
Other financial liabilities	18	30,254	6,005,172
Bank loan	19	26,745,752	-
Current tax liabilities		395,114	159,049
		33,126,114	7,696,926
Total equity and liabilities		63,286,830	9,634,713

SunRay Malta Holdings Limited

Consolidated statements of changes in equity

				Foreign
				currency			Non-
	Ordinary	Ordinary	Share	translation	Accumulated		controlling	Total
	‘A’	‘B’	premium	reserve	deficit	Total	interest	equity
	€	€	€	€	€	€	€	€

Balance at 1 July 2007	2,000	-	-	-	(478,757)	(476,757)	92,181	(384,576)
(Loss)/ income for the year	-	-	-	-	(6,207,952)	(6,207,952)	167,558	(6,040,394)
Other comprehensive expense for the year	-	-	-	(14,726)	-	(14,726)	-	(14,726)
Total comprehensive loss for the year	-	-	-	(14,726)	(6,207,952)	(6,222,678)	167,558	(6,055,120)
Issue of share capital for cash	4,498,000	1,500,000	2,373,478	-	-	8,371,478	-	8,371,478
Balance at 30 June 2008	4,500,000	1,500,000	2,373,478	(14,726)	(6,686,709)	1,672,043	259,739	1,931,782
Loss for the year	-	-	-	-	(13,666,368)	(13,666,368)	(40,882)	(13,707,250)
Other comprehensive income for the year	-	-	-	35,200	-	35,200	-	35,200
Total comprehensive loss for the year	-	-	-	35,200	(13,666,368)	(13,631,168)	(40,882)	(13,672,050)
Issue of share capital for cash	28,700,000	-	-	-	-	28,700,000	-	28,700,000
Issue of share capital to settle related party loan	13,192,536	-	-	-	-	13,192,536	-	13,192,536
Balance at 30 June 2009	46,392,536	1,500,000	2,373,478	20,474	(20,353,077)	29,933,411	218,857	30,152,268

SunRay Malta Holdings Limited

Consolidated cash flow statements

	Note	Year ended 30.06.2009	Year ended 30.06.2008
		€	€
Cash flows from operating activities
Loss before tax		(13,365,732)	(5,721,916)
Adjustments for:
Depreciation and amortisation		147,753	27,839
Impairment of property, plantand equipment		134,505
Interest expense		897,796	1,327,482
Interest income		(1,421,639)	(1,028,480)
		(13,607,317)	(5,395,075)
Movement in receivables		3,844,386	(6,634,928)
Movement in trade and other payables		1,390,101	1,054,951
		(8,372,830)	(10,975,052)
Interest paid		(897,796)	(1,327,482)
Taxation paid		(103,010)	(153,425)
Interest received		1,421,639	1,028,480
Net cash flows from operating activities		(7,951,997)	(11,427,479)

Cash flows from investing activities
Acquisition of intangible assets		(98,284)	(10,906)
Acquisition of freehold land		(3,195,009)
Acquisition of property, plantand equipment		(11,433,567)	(149,059)

Net cash flows from investing activities		(14,726,860)	(159,965)

Cash flows from financing activities
Proceeds from bank borrowings		26,745,752	43,573,200
Repayment of bank borrowings			(43,573,200)
Proceeds from loans due to shareholders		7,187,364	6,007,175
Proceeds from issue of share capital		28,700,000	8,371,478

Net cash flows from financing activities		62,633,116	14,378,653

Net movement in cash and cashequivalents		39,954,259	2,791,209

Cash and cash equivalents at the beginning of the year		2,791,209

Effect of foreign exchange ratechanges		(6,180)

Cash and cash equivalents at the end of the year	14	42,739,288	2,791,209

SunRay Malta Holdings Limited

Notes to the consolidated financial statements

1.	Basis of preparation

SunRay Malta Holdings Limited (the Company), a company incorporated in Malta, and its subsidiaries (the Group) prepares its financial statements on the historical cost convention and in accordance with International Financial Reporting Standards issued by the International Accounting Standards Board. As discussed in note 26 the entire issued share capital of the Company was acquired by SunPower Corporation on 28 March 2010.

The principal activity of the Group is the development and operation of photovoltaic power plants in Europe.

The Group has incurred a net loss of EUR13,707,250 during the year ended 30 June 2009.  This notwithstanding, the directors have prepared the financial statements on the going concern basis because the Group is forecasting profit streams in the foreseeable future and confirmation has been received from SunPower Corporation, as the ultimate parent of the Company, that it will continue to provide the finance required to enable the Group to continue in operational existence for the forseeable future and meet its obligations as they fall due, and in any case for a period of at least twelve months from the date of approval of the financial statements.

IAS 1 (Revised), Presentation of Financial Statements has been adopted in these financial statements. Accordingly, a statement of changes in equity has been presented as a primary statement.

These financial statements were approved by the board of directors and authorised for issue on 11 June 2010. The directors evaluated subsequent events through this date.

The significant accounting policies adopted in these financial statements are set out below.

2.	Significant accounting policies

Basis of consolidation

The consolidated financial statements incorporate the financial statements of the Company and entities controlled by the Company (its subsidiaries). Control is achieved where the Group has the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities.

Where necessary, in preparing these consolidated financial statements, appropriate adjustments are made to the financial statements of subsidiaries to bring their accounting policies in line with those used by the Group.

All intra-group transactions, balances, income and expenses are eliminated on consolidation.

Non-controlling interests in the net assets or liabilities of consolidated subsidiaries are identified separately from the Group’s equity therein. Losses applicable to the non-controlling interests in excess of the non-controlling interests in the subsidiary’s equity are allocated against the interests of the Group except to the extent that the non-controlling interest has a binding obligation and is able to make an additional investment to cover the losses.

Land

No depreciation is charged on land.

SunRay Malta Holdings Limited

Notes to the consolidated financial statements

2.	Significant accounting policies (continued)

Land options

The cost of options entered into by the Group to acquire or lease parcels of land on which it could potentially develop photovoltaic parks are taken directly to the income statement and are included within research and development expenses until such time that the Group obtains the necessary permits to develop the photovoltaic parks. Land option costs incurred after the date of issuance of such permits, which is the date from which the Group considers that it is probable that future economic benefits will flow to the Group, are included within the carrying amount of land.

Property, plant and equipment

The Group’s property, plant and equipment are classified into the following classes – leasehold premises, construction in progress, computer equipment and furniture and fittings.

Property, plant and equipment are initially measured at cost.  Subsequent costs are included in the asset’s carrying amount when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably. Expenditure on repairs and maintenance of property, plant and equipment is recognised as an expense when incurred.  Property, plant and equipment are stated at cost less any accumulated depreciation and any accumulated impairment losses.

When photovoltaic parks are constructed, costs are capitalized within construction in progress until such time as the asset is ready for its intended use. Photovoltaic parks are considered ready for their intended use once the park is capable of generating its designed capacity and all substantial engineering and commissioning work has been completed. At that time, the asset is transferred to plant, within property, plant and equipment and depreciation begins.  All revenue earned during the capitalisation period, if any, is recorded as a reduction to the carrying value of the related asset.

Property, plant and equipment are derecognised on disposal or when no future economic benefits are expected from their use or disposal.  Gains or losses arising from derecognition represent the difference between the net disposal proceeds, if any, and the carrying amount, and are included in profit or loss in the period of derecognition.

Depreciation

Depreciation commences when the depreciable assets are available for use and is charged to profit or loss so as to write off the cost less any estimated residual value, over their estimated useful lives, using the straight-line method, on the following bases:

Leasehold improvements	-	6 years
Computer equipment	-	2 to 7 years
Furniture and fittings	-	5 to 7 years

The depreciation method applied, the residual value and the useful life are reviewed, and adjusted if appropriate, at the end of each reporting period.

Intangible assets

An intangible asset is recognised when it is probable that the expected future economic benefits that are attributable to the asset will flow to the Group and the cost of the asset can be measured reliably.

SunRay Malta Holdings Limited

Notes to the consolidated financial statements

2.	Significant accounting policies (continued)

Intangible assets (continued)

Intangible assets are initially measured at cost. Expenditure on an intangible asset is recognised as an expense in the period when it is incurred unless it forms part of the cost of the asset that meets the recognition criteria.

The useful life of intangible assets is assessed to determine whether it is finite or indefinite. Intangible assets with a finite useful life are amortised. Amortisation is charged to profit or loss so as to write off the cost of intangible assets less any estimated residual value, over their estimated useful lives. The amortisation method applied, the residual value and the useful life are reviewed, and adjusted if appropriate, at the end of each reporting period.

Intangible assets are derecognised on disposal or when no future economic benefits are expected from their use or disposal. Gains or losses arising from derecogition represent the difference between the net disposal proceeds, if any, and the carrying amount, and are included in profit or loss in the period of derecognition.

Intangible assets are comprised of computer software. In determining the classification of an asset that incorporates both intangible and tangible elements, judgement is used in assessing which element is more significant. Computer software which is an integral part of the related hardware is classified as property, plant and equipment and accounted for in accordance with the Group’s accounting policy on property, plant and equipment. Where the software is not an integral part of the related hardware, this is classified as an intangible asset and carried at cost less any accumulated amortisation and any accumulated impairment losses. Computer software is amortised on a straight-line basis over two years.

SunRay Malta Holdings Limited

Notes to the consolidated financial statements

2.	Significant accounting policies (continued)

Impairment

All assets are tested for impairment.

At the end of each reporting period, the carrying amount of assets is reviewed to determine whether there is any indication or objective evidence of impairment, as appropriate, and if any such indication or objective evidence exists, the recoverable amount of the asset is estimated.

An impairment loss is the amount by which the carrying amount of an asset exceeds its recoverable amount.

The recoverable amount is the higher of fair value less costs to sell (which is the amount obtainable from sale in an arm’s length transaction between knowledgeable, willing parties, less the costs of disposal) and value in use (which is the present value of the future cash flows expected to be derived, discounted using a pre-tax discount rate that reflects current market assessment of the time value of money and the risks specific to the asset). Where the recoverable amount is less than the carrying amount, the carrying amount of the asset is reduced to its recoverable amount, as calculated.

Impairment losses are recognised immediately in profit or loss. An impairment loss recognised in a prior period is reversed if there has been a change in the estimates used to determine the asset’s recoverable amount since the last impairment loss was recognised. Where an impairment loss subsequently reverses, the carrying amount of the asset is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognised for the asset in prior periods. Impairment reversals are recognised immediately in profit or loss.

Financial instruments

Financial assets and financial liabilities are recognised when the Group becomes a party to the contractual provisions of the instrument. Financial assets and financial liabilities are initially recognised at their fair value plus directly attributable transaction costs for all financial assets or financial liabilities not classified at fair value through profit or loss.

SunRay Malta Holdings Limited

Notes to the consolidated financial statements

2.	Significant accounting policies (continued)

Financial instruments (continued)

Financial assets and financial liabilities are offset and the net amount presented in the consolidated statements of financial positions when the Group has a legally enforceable right to set off the recognised amounts and intends either to settle on a net basis or to realise the asset and settle the liability simultaneously.

Financial assets are derecognised when the contractual rights to the cash flows from the financial assets expire or when the entity transfers the financial asset and the transfer qualifies for derecognition.

Financial liabilities are derecognised when they are extinguished. This occurs when the obligation specified in the contract is discharged, cancelled or expires.

An equity instrument is any contract that evidences a residual interest in the assets of the Group after deducting all of its liabilities. Equity instruments are recorded at the proceeds received, net of direct issue costs.

(i)	Trade and other receivables

Trade and other receivables are classified with current assets and are stated at their nominal value. Appropriate allowances for estimated irrecoverable amounts are recognised in profit or loss when there is objective evidence that the asset is impaired.

(ii)	Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market other than those that are held for trading or are designated upon initial recognition as at fair value through profit or loss or as available-for-sale financial assets or those for which the Group may not recover substantially all of its initial investment other than because of credit deterioration.

After initial recognition, loans and receivables are measured at amortised cost using the effective interest method. Gains and losses are recognised in profit or loss when the financial asset is derecognised or impaired and through the amortisation process.

(iii)	Bank loan

Subsequent to initial recognition, interest-bearing bank loans are measured at amortised cost using the effective interest method.

Subsequent to initial recognition, interest-bearing bank overdrafts are carried at face value in view of their short-term maturities.

SunRay Malta Holdings Limited

Notes to the consolidated financial statements

2.	Significant accounting policies (continued)

(iv)	Trade and other payables

Trade and other payables are classified with current liabilities and are stated at their nominal value, unless the effect of discounting is material, in which case trade payables are measured at amortised cost using the effective interest method.

(v)	Shares issued by the Company

Ordinary shares issued by the Company are classified as equity instruments.

(vi)	Cash and cash equivalents

Cash and cash equivalents comprise cash on hand and demand deposits. The balances reflected in the statements are valued using readily determinable fair values.

Provisions

Provisions are recognised when the Group has a present legal or constructive obligation as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. Provisions are measured at the directors’ best estimate of the expenditure required to settle the present obligation at the balance sheet date. If the effect of the time value of money is material, provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and, where appropriate, the risks specific to the liability. Provisions are not recognised for future operating losses.

SunRay Malta Holdings Limited

Notes to the consolidated financial statements

2.	Significant accounting policies (continued)

Interest income

Interest income is accrued on a time basis, by reference to the principal outstanding and at the effective interest rate applicable, which is the rate that exactly discounts the estimated future cash receipts through the expected life of the financial asset to the asset’s net carrying amount.

Leases

Leases are classified as finance leases whenever the terms of the lease transfer substantially all the risks and rewards incidental to ownership to the lessee.

All other leases are classified as operating leases. Lease classification is made at the inception of the lease, which is the earlier of the date of the lease agreement and the date of commitment by the parties to the principal terms of the lease.

Rentals payable under operating leases, less the aggregate benefit of incentives received from the lessor, are recognised as an expense in profit or loss on a straight-line basis over the lease term, unless another systematic basis is more representative of the time pattern of the user’s benefit.

Taxation

Current and deferred tax is recognised as an expense or income, except when it relates to items charged or credited directly to equity, in which case the deferred tax is also recognised in equity.

SunRay Malta Holdings Limited

Notes to the consolidated financial statements

2.	Significant accounting policies (continued)

Taxation (continued)

The charge/credit for current tax is based on the taxable result for the period. The taxable result for the period differs from the result as reported in profit or loss because it excludes items which are non-assessable or disallowed and it further excludes items that are taxable or deductible in other periods. It is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable profit.

Deferred tax liabilities are generally recognised for all taxable temporary differences and deferred tax assets, including deferred tax assets for the carryforward of unused tax losses and unused tax credits, are recognised to the extent that it is probable that taxable profits will be available against which deductible temporary differences (or the unused tax losses and unused tax credits) can be utilised.

The carrying amount of deferred tax assets is reviewed at each balance sheet date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the asset to be utilised.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the period when the asset is realised or the liability is settled, based on tax rates that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax assets and liabilities are offset when the Group has a legally enforceable right to set off its current tax assets and liabilities and the deferred tax assets and liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity or different taxable entities which intend either to settle current tax liabilities and assets on a net basis, or to realise the assets and settle the liabilities simultaneously, in each future period in which significant amounts of deferred tax liabilities or assets are expected to be settled or recovered.

Employee benefits

The Group contributes towards the state pension of certain employees in some of the jurisdictions in which the Group operates, in accordance with the legislation of that jurisdiction. The only obligation of the Group is to make the required contributions. Costs are expensed in the period in which they are incurred.

Foreign currencies translation

The individual financial statements of each subsidiary are presented in the currency of the primary economic environment in which the entity operates (its functional currency). For the purpose of the consolidated financial statements, the results and financial position of each subsidiary are expressed in Euro, which is the functional currency of the Company and the presentation currency for the consolidated financial statements.

SunRay Malta Holdings Limited

Notes to the consolidated financial statements

2.	Significant accounting policies (continued)

Foreign currencies translation (continued)

In preparing the financial statements of the subsidiaries, transactions in currencies other than the entity’s functional currency (foreign currencies) are recorded at the rates of exchange prevailing at the dates of the transactions. At the end of each reporting period, monetary items denominated in currencies other than the functional currency are retranslated at the rates prevailing at the balance sheet date. Exchange differences are recognised in profit or loss in the period in which they arise.

For the purpose of presenting consolidated financial statements, the assets and liabilities of the Group’s foreign operations are expressed in Euros using the exchange rates prevailing at the date of the statement of financial position. Income and expense items are translated at the average exchange rate for the period. Exchange differences arising, if any, are classified as equity and recognised in profit or loss in the period in which the foreign operation is disposed of.

3.	Judgments in applying accounting policies and key sources of estimation uncertainty

In the process of applying the Group’s accounting policies, the directors have made certain judgements which can significantly affect the amounts recognised in the financial statements and, at balance sheet date.  The following is a disclosure of significant judgements made:

Carrying Value of Non-Current Assets - The Group evaluates on an ongoing basis the recoverability of its assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.  The Group’s non-current assets include a photovoltaic park under construction as well as certain other tangible and intangible assets.

An impairment loss is required to be recognised if the carrying value of the asset exceeds the recoverable amount of the asset.  The recoverable amount is the higher of:
1) Fair value less costs to sell, and
2) Value in use (the present value of future cash flows in use including disposal value).

The amount of future net cash flows, the timing of the cash flows and the determination of an appropriate interest rate all involve estimates and judgments about future events.  In particular, the aggregate amount of cash flows determines whether an impairment exists, and the timing of the cash flows is critical in determining fair value.  Because each assessment is based on the facts and circumstances associated with each non-current asset, the effects of changes in assumptions cannot be generalized.

Accounting for Income Taxes

The Group records its deferred tax assets at the amount that is more likely than not to be realised. In assessing the need for a valuation allowance, the Group considers expectations and risks associated with the estimates of future taxable income. In the event the Group determines that it would be able to realise additional deferred tax assets in the future in excess of the net recorded amount, or if it is subsequently determined that realisation of an amount previously recorded is unlikely, an adjustment would be recorded to the deferred tax asset, which would change income tax in the period of adjustment. As of 30 June 2009 and 2008, the Group believes there is insufficient evidence to realise additional deferred tax assets.

SunRay Malta Holdings Limited

Notes to the consolidated financial statements

3.	Judgments in applying accounting policies and key sources of estimation uncertainty (continued)

Land Development Costs

Certain specifically identifiable costs incurred in land development are capitalized once the directors believe it is probable the Company will develop the real estate, otherwise, such costs are expensed as incurred. The determination of whether it is probable that the development of a photovoltaic park is probable involves management judgment. In forming their judgment, management consider past experience of similar developments.

4.	International Financial Reporting Standards in issue but not yet effective

At the date of authorisation of these financial statements, the following Standards and Interpretations which have not been applied in these financial statements were in issue but not yet effective.

IFRS 1 (amended)/IAS 27 (amended) Cost of an Investment in a Subsidiary, Jointly Controlled Entity or Associate

IFRS 3 (revised 2008) Business Combinations

IAS 27 (revised 2008) Consolidated and Separate Financial Statements

IAS 28 (revised 2008) Investments in Associates

IFRIC 17 Distributions of Non-cash Assets to Owners

Improvements to IFRSs (April 2009)

It is also anticipated that the entity will apply the revisions to IAS 23, Borrowing Costs in future periods. These revisions are applicable to borrowing costs relating to qualifying assets for which the commencement date for capitalisation is on or after 1 January 2009, with earlier application permitted. The main change is the removal of the option of immediately recognising as an expense borrowing costs that relate to assets that take a substantial period of time to get ready for use or sale. The Group’s current policy is to capitalize borrowing costs relating to qualifying assets.

The directors anticipate that the adoption of the other International Financial Reporting Standards that were in issue at the date of authorisation of these financial statements, but not yet effective, will have no material impact on the financial statements of the Company in the period of initial application.

5.	Impairment of property, plant and equipment

An impairment loss of €134,505 was recognised on obsolete fixtures and fittings when SunRay Italy S.r.l., a wholly-owned subsidiary of the Company vacated certain office premises.

SunRay Malta Holdings Limited

Notes to the consolidated financial statements

6.	Interest income

	Year ended	Year ended
	30.06.2009	30.06.2008
	€	€
Interest income on bank deposits	1,421,639	1,028,480

7.	Interest expense

	Year ended	Year ended
	30.06.2009	30.06.2008
	€	€

Interest on bank loans	791,927	1,296,563
Other interest	105,869	30,919
	897,796	1,327,482

8.	Loss before tax

	Year ended 30.06.2009	Year ended 30.06.2008
	€	€
This is stated after charging:
Depreciation of property, plant and equipment	104,611	21,754
Amortisation of intangible assets	43,142	7,757
Net foreign exchange differences	128,380	(91,175)

9.	Income tax expense

	Year ended 30.06.2009	Year ended 30.06.2008
	€	€
Current tax expense	339,075	312,473
Deferred tax expense	2,443	6,005
	341,518	318,478

The Group has carried forward tax losses of € 8,133,648 (30 June 2008: € 3,360,051), which have not been recognised at the balance sheet date.

SunRay Malta Holdings Limited

Notes to the consolidated financial statements

9.	Income tax expense (continued)

The statutory income tax rates in the tax jurisdictions the Company operates in range from 25% - 35% in 2009 and 2008 and the income tax expense for the years are reconciled as follows:

	Year ended	Year ended
	30.06.2009	30.06.2008
	EUR	EUR

Loss before tax	(13,365,732)	(5,721,916)
Tax at the weighted average applicable rates	(3,979,961)	(1,838,566)

Tax effect of:
Disallowable administrative expenses	356,086	1,357,636
Utilisation of unrecognised prior year
tax losses	(2,166)	(219,264)
Disallowable finance costs	11,724	10,800
Income subject to 15% tax	(2,454)	-
Losses not recognized	3,953,618	1,008,173
Other differences	4,671	(301)
Tax expense for the period	341,518	318,478

SunRay Malta Holdings Limited

Notes to the consolidated financial statements

10.	Property, plant and equipment

	Note	Leasehold	Construction	Computer	Furniture
		premises	in progress	equipment	and fittings	Total
		EUR	EUR	EUR	EUR	EUR
Cost
At 01.07.2007		-	-	-	-	-
Additions		34,000	-	79,360	38,862	152,222
Difference on exchange		-	-	(3,007)	100	(2,907)
At 01.07.2008		34,000	-	76,353	38,962	149,315
Additions		3,179,469	10,928,717	205,108	204,812	14,518,106
Difference on exchange		-	-	(2,367)	(1,005)	(3,372)
At 30.06.2009		3,213,469	10,928,717	279,094	242,769	14,664,049
Accumulated depreciation and impairment
At 01.07.2007		-	-	-	-
Provision for the year		2,832	-	14,101	4,821	21,754
Difference on exchange		-	-	(774)	(104)	(878)
At 01.07.2008		2,832	-	13,327	4,717	20,876
Provision for the year		23,506	-	55,797	25,308	104,611
Impairment loss	5	134,505	-	-	-	134,505
Difference on exchange		-	-	878	237	1,115
At 30.06.2009		160,843	-	70,002	30,262	261,107
Carrying amount
At 30.06.2008		31,168	-	63,026	34,245	128,439
At 30.06.2009		3,052,626	10,928,717	209,092	212,507	14,402,942

SunRay Malta Holdings Limited

Notes to the consolidated financial statements

11.	Freehold land

Cost	€
At 01.07.2008	-
Additions	3,195,009
At 30.06.2009	3,195,009

12.	Intangible assets

Computer
software
€
Cost
Additions	12,283
Difference on exchange	(1,654)
At 01.07.2008	10,629
Additions	98,284
Difference on exchange	(2,525)
At 30.06.2009	106,388
Accumulated amortisation
Provision for the year	7,757
Difference on exchange	(815)
At 01.07.2008	6,942
Provision for the year	43,142
Difference on exchange	242
At 30.06.2009	50,326
Carrying amount
At 30.06.2008	3,687
At 30.06.2009	56,062

13.	Receivables

	30.06.2009	30.06.2008
	€	€
Other receivables	461,094	209,991
Amounts owed by related parties	142,433	26,800
Other taxes and social security including vat	2,261,284	234,187
Prepayments and deposits	28,718	6,240,400
	2,893,529	6,711,378

SunRay Malta Holdings Limited

Notes to the consolidated financial statements

13.	Receivables (continued)

Amounts owed by related parties relates to amounts due from non-controlling shareholders forpayment of consulting invoices.

14.	Cash and cash equivalents

Cash and cash equivalents included in the cash flow statements comprise the following amounts in the statement of financial position:

	30.06.2009	30.06.2008
	€	€

Cash at bank and on hand	42,739,288	2,791,209

EUR26,711,025 (30 June 2008:  nil) of the cash at bank is held as collateral against the loan obtained by the Group, as per note 19.

Cash at bank earned interest at 0.35% - 1.5% per annum during the period.

15.	Share capital

	30.06.2009		30.06.2008
		Issued and		Issued and
	Authorised	called up	Authorised	called up
	€	€	€	€

298,472,500 ordinary 'A' shares of EUR1 each, 46,392,536 of which have been issued and called up (2008 - 298,472,500 ordinary shares of EUR1 each, 4,500,000 of which have been issued and called up)	298,472,500	46,392,536	298,472,500	4,500,000

1,500,000 ordinary 'B' shares of EUR1 each, all of which have been issued and called up	1,500,000	1,500,000	1,500,000	1,500,000

2,750,000 ordinary 'C' shares of EUR0.01 each, none of which have been issued and called up	27,500	-	27,500	-
	300,000,000	47,892,536	300,000,000	6,000,000

SunRay Malta Holdings Limited

Notes to the consolidated financial statements

15.	Share capital (continued)

The ordinary ’A‘, ’B‘ and ’C‘ share rank pari passu in all respects, except as described below.

The holder or holders of a majority in the nominal value of the ordinary ’A‘ shares as a class are entitled to nominate by notice in writing to the Company and to appoint to the board at any time not more than four directors to the board and to remove and replace the directors so appointed by them by giving notice to all other shareholders and to the Company.

During such time when the Company has not issued any ordinary ’C‘ shares, the Company may, by ordinary resolution of its shareholders appoint to the board at any time not more than three directors; provided that following the issue of any ordinary ’C‘ shares by the Company, any special directors then holding office shall be automatically deemed to be ’Class ‘C’ directors’.

After the issue of any ordinary ’C‘ shares by the Company, the holder or holders of a majority in nominal value of the ordinary ’C‘ shares as a class are entitled to nominate by notice in writing to the Company and to appoint to the board at any time not more than three class ’C‘ directors and to remove and replace the directors so appointed by them by giving notice to all other shareholders and to the Company, provided that no appointment of a director can be made by the holders of the ordinary ’C‘ shares without the said holders of the ordinary ’C‘ shares first obtaining the prior written approval of a majority in nominal value of the ordinary ’A‘ shares to such appointment.

Representation in judicial proceeding and deeds of whatsoever nature engaging the Company and all other documents binding the Company are to be executed by any one of the Class ’A‘ directors. Without prejudice to the aforesaid, the legal representation of the Company or judicial representation may be exercised by any person or persons appointed by the board of directors to represent the Company in a specific case or cases.

Solely and limitedly during the time that there are no ’A‘ directors appointed to the board of directors, the Company’s legal and judicial representation is vested in any one special director of the Company and such legal and judicial representation in any one special director shall immediately and automatically terminate as soon as any one of more Class ’A‘ director is appointed at any time.

16.	Share premium

	30.06.2009	30.06.2008
	€	€

Balance at beginning of year	2,373,478	-
Premium arising on issue of equity shares	-	2,373,478
Balance at 30 June	2,373,478	2,373,478

SunRay Malta Holdings Limited

Notes to the consolidated financial statements

17.	Trade and other payables

	30.06.2009	30.06.2008
	€	€

Trade payables	2,357,712	579,165
Other payables	106,660	-
Accruals	2,905,622	368,540
Provision for stamp duties	585,000	585,000
	5,954,994	1,532,705

18.	Other financial liabilities

	30.06.2009	30.06.2008
	€	€

Amounts owed to shareholders	-	6,005,172
Deposit from related parties	30,254	-
	30,254	6,005,172

The deposit from related parties represents a prepayment for future services to be performed by the Group.  The amount represents the unamortised portion as at 30 June 2009.

The prior period amounts owed to shareholders at 30 June 2009 were unsecured and interest free. Though these amounts had no fixed date for repayment, the Group had no unconditional right to defer settlement of these loans for at least twelve months after the reporting period. EUR6,000,000 of these amounts bore interest at 8% per annum whilst the remaining balance bore no interest.

19.	Bank loan

	30.06.2009	30.06.2008
	€	€

Bank loan	26,745,752	-

Piraeus loan

On October 22, 2008, Energy Ray, a subsidiary of the Company, entered into a current account overdraft agreement with Piraeus Bank. In connection with the agreement, Energy Ray and its subsidiaries executed various account pledge agreements in favor of Piraeus Bank, granting them a security interest in cash deposit accounts where the proceeds of the loan are on deposit.

SunRay Malta Holdings Limited

Notes to the consolidated financial statements

19.	Bank loan (continued)

Piraeus loan (continued)

Under the terms of the agreement, Energy Ray may borrow up to €26.7 million  to secure the capital necessary for pre-construction activities in Greece. Borrowings under the agreement mature every three months at which time it becomes automatically renewable at the combined option of both Energy Ray and Piraeus Bank. Borrowings under the agreement bear interest of EURIBOR plus 1.4% per annum and are collateralized with cash of EUR 26,711,025 as per note 14.

20.	Related party disclosures

Up until 26 March 2010, the ultimate controlling party was Denham GP V LLC, which is the general partner of Denham Commodity Partners GP V LP, which is the general partner of Denham Commodity Partners Fund V LP, which owns 100% of SunRay Equity Investment Holdings LLC, which indirectly holds the majority of voting shares of the Company. On 26 March 2010, SunRay Equity Investments Holdings LLC transferred its entire shareholding in the Company to SunPower Corporation, a U.S.A. publically traded entity. Subsequently, SunPower Corporation transferred its shareholding in SunRay Malta Holdings Limited to SunPower Bermuda Holdings. As a result, SunPower Bermuda Holdings and SunPower Corporation became the new parent company and ultimate controlling party respectively.

The amounts due from/to related parties at year end are disclosed in notes 13 and 18. The terms and conditions in respect of related party balances do not specify the nature of the consideration to be provided in settlement. No guarantees have been given or received.

Certain fees such as rent and related costs are paid to a Company that is controlled by the Group’s CEO.  Fees are paid to directors for services performed in the capacity as a director.  The CEO of the Israel entity was paid consulting fees prior to his employment with the Group.

The related party transactions in question were:

	30.06.2009	30.06.2009
	€	€

Administrative expenses
Related party transactions with:
Other related parties	663,990	-

SunRay Malta Holdings Limited

Notes to the consolidated financial statements

21.	Financial risk management

The exposures to risk and the way risks arise, together with the Group’s objectives, policies and processes for managing and measuring these risks are disclosed in more detail below.

The objectives, policies and processes for managing financial risks and the methods used to measure such risks are subject to continued improvement and development.

Where applicable, any significant changes in the Group exposure to financial risks or the manner in which the Group manages and measures these risks are disclosed below.

Where possible, the Group aims to reduce and control risk concentrations. Concentrations of financial risks arise when financial instruments with similar characteristics are influenced in the same way by changes in economic or other factors. The amount of the risk exposure associated with financial instruments sharing similar charteristics is disclosed in more detail in the notes to the financial statements.

Credit risk

Financial assets which potentially subject the Company to concentrations of credit risk, consist principally of receivables and cash at bank.

Receivables are presented net of an allowance for doubtful debts. An allowance for doubtful debts is made where there is an identified loss event which, based on previous experience, is evidence of a reduction in the recoverability of the cash flows. Credit risk with respect to receivables is limited as receivables mainly comprise of Value Added Tax recoverable.

Cash at bank is placed with reliable financial institutions.

Currency risk

Foreign currency transactions arise when the Group buys goods or services whose price is denominated in a foreign currency and borrows or lends funds when the amounts payable or receivable are denominated in a foreign currency. Foreign currency transactions comprise mainly transactions in GBP. The risk arising from foreign currency transactions, is managed by regular monitoring of the relevant exchange rates and management’s reaction to material movements thereto.

Interest rate risk

The Group has taken out bank facilities to finance its operations as disclosed in note 19. The interest rates thereon and the terms of such borrowings are disclosed accordingly.

The Group is exposed to fair value interest rate risk on borrowings carrying a fixed rate interest rate. Management monitors the movement in interest rates and, where possible, reacts to material movements in such rates by restructuring its financing structure.

The carrying amounts of the Group’s financial instruments carrying a rate of interest at the reporting date are disclosed in the notes to the financial statements.

Liquidity risk

The Group monitors and manages its risk to a shortage of funds by monitoring forecast and actual cash flows, by matching the maturity of both its financial assets and financial liabilities and by monitoring the availability of raising funds to meet commitments associated with financial instruments.

SunRay Malta Holdings Limited

Notes to the consolidated financial statements

21.	Financial risk management (continued)

Liquidity risk (continued)

The directors do not consider liquidity risk to be a significant risk as at the end of the reporting period.

Capital risk management

The Group’s objectives when managing capital are to safeguard its ability to continue as a going concern and to maximise the return to stakeholders through the optimisation of the debt and equity balance.

The capital structure of the Group consists of debt, which includes the borrowings disclosed in note 18 and note 19, cash and cash equivalents as disclosed in note 14 and items presented within equity in the consolidated statements of financial position.

The Company’s directors manage the Group’s capital structure and make adjustments to it, in light of changes in economic conditions. The capital structure is reviewed on an ongoing basis.

Based on recommendations of the directors, the Group balances its overall capital structure through the payment of dividends, new share issues as well as the issue of new debt or the redemption of existing debt.

The Group’s overall strategy remains unchanged from the prior year.

22.	Contingent liabilities

In the prior year advances of €42.1 million were made to six subsidiaries as payment against intended increases in share capital. The decision for the increases in share capital was subsequently annulled and the advances repaid. In the event of a tax audit by their respective tax authorities, the entities may be contingently liable for stamp duty of €585,000 if the tax authorities consider the advances to represent loans. A provision for stamp duty has been made in the consolidated financial statements of EUR 585,000 at 30 June 2009 and 2008.

As at the date of the statement of financial position, two of the Italian subsidiaries provided bank securities for sureties in favour of third party suppliers amounting to €928,031.

23.	Operating lease commitments

€
Commitments for the year ending 30 June:

2010	603,088
2011	586,272
2012	411,037
2013	327,301
2014	260,200
June 2015 onwards	153,823
2,341,731

SunRay Malta Holdings Limited

Notes to the consolidated financial statements

24.	Commitments for expenditure

	30.06.2009	30.06.2008
	€	€

Commitments for the acquisition of property, plant & equipment	96,009,590	-
Commitment for land option costs	541,188	-
Contracted but not provided for	96,550,778	-

25.	Significant non-cash transaction

During the year ended 30 June 2009 the Company allotted 13,192,536 ordinary ‘A’ shares of EUR1 each, at par, the consideration of which was satisfied by the capitalisation of a debt due by the Company to the shareholders.

26.	Post-balance sheet events

Subsequent to the balance sheet date, the Company increased its issued share capital to EUR53,603,833 through the allotment of 5,710,000 ordinary ’A‘ shares of EUR1 each for a cash consideration and 129,700 ordinary ’C‘ shares of EUR0.01 each, issued at par for a loan receivable.

On 26 March 2010 SunPower Corporation, a U.S. listed entity, acquired the entire issued share capital of SunRay Malta Holdings Limited. Subsequently, SunPower Corporation transferred these shares to SunPower Bermuda Holdings.

27.	Subsidiaries

Details of the Company’s subsidiaries at 30 June 2009 are as follows:

		Proportion of
	Country of	ownership
	incorporation	interest
		%

SunRay Renewable Energy Limited	Malta	100%
SP Cordobesa Limited	Malta	100%
SP Quintana Limited	Malta	100%
Ray of Success Trust	*	*
Ray of Success Malta Limited	Malta	99.9%
Aetolia Energy Site Trust	*	*
Aetilia Energy Site Malta Limited	Malta	99.9%
Hemathia Successful Trust	*	*
Hemathia Successful Malta Limited	Malta	99.9%
Alexsun 1 Trust	*	*
Alexsun 1 Malta Limited	Malta	99.9%
Alexsun 2 Trust	*	*
Alexsun 2 Malta Limited	Malta	99.9%
Kozani Energy Trust	*	*
Kozani Energy Malta Limited	Malta	99.9%
Photovoltaic Park Trust	*	*
Photovoltaic Park Malta Limited	Malta	99.9%
Almyros Energy Solution Trust	*	*
Almyros Energy Malta Limited	Malta	99.9%

SunRay Malta Holdings Limited

Notes to the consolidated financial statements

27.	Subsidiaries (continued)

The registered address of the above subsidiaries is Suite 1, Level 2, Forni Complex, Valletta Waterfront, Pinto Wharf, Floriana, Malta:

* The trusts were set up for the sole benefit of SunRay Renewable Energy Limited and are regulated under Maltese law. The trusts are considered subsidiaries, as the Company, which is the protector of the trust, has the right to:

(i)	To give or withhold its consent with any proposed acquisition, sale or other disposal of any of the assets of the Trust Fund by the Trustees;
(ii)	To request the trustees to consider taking appropriate action for the dissolution and consequential winding up of any entity in which the trustees have invested; and
(iii)	To remove and appoint the trustees;

In addition any powers or discretion vested in the trustees is only excercisable by them after prior consultation with the protector.
		Proportion of
	Country of	ownership
	incorporation	interest
		%

Rayo Solar Espana SL	Spain	100
SunRay Italy SRL	Italy	100
Orione srl	Italy	100
Andromeda srl	Italy	100
Cassiopea srl	Italy	100
Croce del sud srl	Italy	100
Orsa Maggiore srl	Italy	100
Orsa Minore srl	Italy	100
SunRay Italy Holdings Srl (formerly Pegaso srl)	Italy	100
Perseo srl	Italy	100
Centauro srl	Italy	100
Leone srl	Italy	100

The registered address of the above subsidiaries is Piazza Filippo Meda, 3, 20121 Milan, Italy.

Energy Ray SA	Greece	99.9
SunRay Management UK Limited	United Kingdom	100
SunRay France SARL	France	100
SunRay Israel Blue White Limited	Israel	100

The Group is engaged in the development and operations of photovoltaic power generating plants in Europe and the Mediterranean.

Ray of Success Anonymi Energeiaki Etaireia	Greece	70%
Aetolia Energy Site Energeiaki Etaireia	Greece	70%
Hemathia Successful Anonmymi Energeiki Etaireia	Greece	70%
Almyros Energy Solution Anonymi Energeiki Etaireia	Greece	70%
Photvoltaica Parka Voreiou Ellados Anonymi Etaireia	Greece	83%
Wiaka Parka Voreiou Ellados Anonymi Etaireia	Greece	83%
Photovoltaica Parka Beroia Anonymi Etaireia	Greece	100%
Kuzani Energy Anonymi Energeiki Etaireia	Greece	100%

SunRay Malta Holdings Limited

Notes to the consolidated financial statements

28.	Reconciliation to Accounting Principles Generally Accepted in the United States of America

The Group prepares its financial statements in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board which are different in certain respects from accounting principles generally accepted in the United States of America (USGAAP) and from practices prescribed by the United States Securities and Exchange Commission (SEC).  No significant measurement differences were identified between IFRS and US GAAP with respect to the Group’s income statements and statement of financial position as at 30 June 2009 and 30 June 2008 and for the years then ended.

Presentation and classification differences

A number of differences exists between the manner in which amounts are presented and classified in the IFRS financial statements and the presentation prescribed by US GAAP. The principal presentation and classification differences are summarized below.

Restricted cash
Under IFRS, restricted cash is disclosed as part of cash and cash equivalents. Under US GAAP restricted cash is disclosed separately as part of current assets. As of 30 June 2009 and 30 June 2008, the Group had restricted cash of €26.7m and nil repectively.

Balance sheet format
The format of a balance sheet prepared in accordance with IFRS differs in certain respects from US GAAP. IFRS requires assets to be presented in ascending order of liquidity, whereas under US GAAP assets are represented in descending order of liquidity.

Tax disclosures

Italy
Losses carried forward €
Gross deferred tax asset/ (liability) – tax losses	2,345,079
Valuation allowance	(2,345,079)
Net deferred tax asset/ (liability)	-

Of the Group tax losses of €8,133,648, €6,748,754 can be carried forward indefinitely. The remaining €1,384,894 will expire, if not utilized, after 2022.

The Group adopted ASC 740-10, Accounting for Uncertainty in Income Taxes, as of 1 January 2009. The adoption of this standard did not have a material effect on these financial statements.

The Group is subject to taxation in several taxing jurisdictions. The Group is unaware of material open issues that are not disclosed in the financial statements.

SunRay Malta Holdings Limited

Notes to the consolidated financial statements

28.	Reconciliation Accounting Principles Generally Accepted in the United States of America (continued)

	30.06.2009	30.06.2008
	€	€

Losses before tax attributable to domestic entities	2,352,344	3,583,617
Losses before tax attributable to foreign entities	11,013,388	2,138,299
	13,365,732	5,721,916

Current tax charge attributable to domestic entities	3,384	-
Current tax charge attributable to foreign entities	338,134	318,478
	341,518	318,478

Deferred tax charge attributable to foreign entities	2,443	6,005

Amortisation profile of intangible assets

The Company expects to record amortization expense from 2009 onwards as follows:

Year ending 30 June:	€

2010	14,594
2011	14,170
2012	13,607
2013	7,159
2014	6,532
56,062

Development Stage Entity

Since it has not realised any revenues from its planned principal operations, the Group meets the definition of a development stage entity under US GAAP. As a development stage entity, the Group is required to disclose the deficit accumulated during the development stage and cumulative statements of operations and cash flows from inception to the current balance sheet date.

Consolidated income statement	Period from 27 May 2007 (inception) to 30.06.2009
€

Research and development	5,482,508
General and administration	14,300,909
Impairment of property, plant and equipment	134,505
Total operating cost	19,917,922
Other (income)/ expenses
Interest income	(2,450,119)
Interest expense	2,225,278

Loss before tax	19,693,081
Income tax expense	659,996
Net loss	20,353,077

SunRay Malta Holdings Limited

Consolidated statement of changes in equity

						Foreign
	Ordinary ‘A’		Ordinary ‘B’			currency			Non-
		Share		Share	Share	translation	Accumulated		controlling	Total
	Shares	Capital	Shares	Capital	premium	reserve	deficit	Total	interest	equity
		€		€	€	€	€	€	€	€

Balance at 27 May 2007	-	-	-	-	-	-	-	-	-	-
(Loss)/ income and comprehensive loss for the period	-	-	-	-	-	-	(478,757)	(478,757)	92,181	(386,576)
Issue of share capital for cash	2,000	2,000	-	-	-	-	-	2,000	-	2,000
Balance at 1 July 2007	2,000	2,000	-	-	-	-	(478,757)	(476,757)	92,181	(384,576)
(Loss)/ income for the year	-	-	-	-	-	-	(6,207,952)	(6,207,952)	167,558	(6,040,394)
Other comprehensive expense for the year	-	-	-	-	-	(14,726)	-	(14,726)	-	(14,726)

Total comprehensive loss for the year	-	-	-	-	-	(14,726)	(6,207,952)	(6,222,678)	167,558	(6,055,120)
Issue of share capital for cash - 15 April 2008	-	-	151,000	151,000	-	-	-	151,000	-	8,371,478
Issue of share capital for cash - 25 April 2008	-	-	599,000	599,000	888,644	-	-	1,487,644	-	-
Issue of share capital for cash - 25 April 2008	1,798,000	1,798,000	-	-	320,902	-	-	2,118,902	-	-
Issue of share capital for cash - 30 April 2008	2,700,000	2,700,000	-	-	275,288	-	-	2,975,288	-	-
Issue of share capital for cash - 30 June 2008	-	-	750,000	750,000	888,644	-	-	1,638,644	-	-

Balance at 30 June 2008	4,500,000	4,500,000	1,500,000	1,500,000	2,373,478	(14,726)	(6,686,709)	1,672,043	259,739	1,931,782
Loss for the year	-	-	-	-	-	-	(13,666,368)	(13,666,368)	(40,882)	(13,707,250)
Other comprehensive income for the year	-	-	-	-	-	35,200	-	35,200	-	35,200

Total comprehensive loss for the year	-	-	-	-	-	35,200	(13,666,368)	(13,631,168)	(40,882)	(13,672,050)

SunRay Malta Holdings Limited

Notes to the consolidated financial statements

Foreign
Ordinary ‘A’		Ordinary ‘B’			currency			Non-
	Share		Share	Share	translation	Accumulated		controlling	Total
Shares	Capital	Shares	Capital	premium	reserve	deficit	Total	interest	equity
	€		€	€	€	€	€	€	€

Issue of share capital to settle related party loan - 29 August 2008	13,192,536	13,192,536	-	-	-	-	-	13,192,536	-	13,192,536
Issue of share capital for cash - 3 March 2009	7,600,000	7,600,000	-	-	-	-	-	7,600,000	-	7,600,000
Issue of share capital for cash - 7 May 2009	17,800,000	17,800,000	-	-	-	-	-	17,800,000	-	17,800,000
Issue of share capital for cash - 26 April 2009	3,300,000	3,300,000	-	-	-	-	-	3,300,000	-	3,300,000
Balance at 30 June 2009	46,392,536	46,392,536	1,500,000	1,500,000	2,373,478	20,474	(20,353,077)	29,933,411	218,857	30,152,268

SunRay Malta Holdings Limited

Notes to the consolidated financial statements

Period from
27 May 2007
(inception) through
30.06.2009
€

Cash flows from operating activities
Loss before tax	(19,566,686)
Adjustments for:
Depreciation and amortisation	175,592
Impairment of property, plant and equipment	134,505
Interest expense	2,225,278
Interest income	(2,450,119)
(19,481,430)
Movement in receivables	(2,790,539)
Movement in trade and other payables	6,008,629
(16,263,340)
Interest paid	(2,225,278)
Taxation paid	(256,435)
Interest received	2,450,119
Net cash flows from operating activities	(16,294,934)
Cash flows from investing activities
Acquisition of intangible assets	(109,190)
Acquisition of freehold land	(3,195,009)
Acquisition of property, plant and equipment	(14,667,165)
Net cash flows from investing activities	(17,971,364)
Cash flows from financing activities
Proceeds from bank borrowings	26,745,752
Proceeds from loans due to shareholders	13,192,536
Proceeds from issue of share capital	37,073,478
Net cash flows from financing activities	77,011,766

Net movement in cash and cash equivalents	42,745,468

Cash and cash equivalents at the beginning of the period	-

Effect of foreign exchange rate changes	(6,180)

Cash and cash equivalents at the end of the period	42,739,288